EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Registration Statement on Form S-1 (Amendment No. 1) to our report dated March 28, 2024, relating to the financial statements of Data Storage Corporation, as and for the years ended December 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

June 11, 2024